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                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          MEMORY PHARMACEUTICALS CORP.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

         THIS CERTIFIES that, for value received, Hoffmann-La Roche Inc., its successors and permitted assigns (the "HOLDER"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Memory Pharmaceuticals Corp., a Delaware corporation with principal offices at 100 Philips Parkway, Montvale, New Jersey 07645 (the "COMPANY"), Three Hundred Forty-Seven Thousand Two Hundred Twenty-Two (347,222) fully paid and nonassessable shares of the common stock, par value $.001 per share, of the Company (the "COMMON STOCK" or the "SHARES"), at a price per share equal to $4.32 (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

         1.       Method of Exercise; Payment.

                  (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, from time to time on or after the date hereof and until 5:00 p.m. EST on September 11, 2008 by: (i) the surrender of this Warrant (with the notice of exercise form (the "NOTICE OF EXERCISE") attached hereto as Exhibit A duly executed) at the principal office of the Company; and (ii) by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

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                  (b)      Net Issue Exercise. In lieu of exercising this
Warrant pursuant to Section 1(a) hereof, the Holder may elect, in whole or in part, from time to time, on or after the date hereof and until 5:00 p.m. EST on September 11, 2008 to receive a number of Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise in which Alternative No. 1(b) is initialed by the Holder. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

         X = Y*(A-B)
             -------
                A

Where    X = the number of Shares to be issued to the Holder.

         Y = the number of Shares subject to this warrant.

         A = the fair market value of one share of Common Stock.

         B = the Exercise Price (as adjusted to the date of such calculation).

                  (c) Fair Market Value. For purposes of this Section 1, the fair market value of the Common Stock shall mean:

         (i) if the Company's Common Stock is traded on a national securities exchange, the average of the closing price each day over the ten (10) trading day period prior to the surrender of this Warrant for exercise in accordance with the terms hereof;

         (ii) if the Company's Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each day over the ten (10) trading day period prior to the surrender of this Warrant for exercise in accordance with the terms hereof; or

         (iii) if this Warrant is being exercised in conjunction with a public offering of the Company's equity securities, the per share price to the public pursuant to such public offering; or

         (iv) if at any time the Company's Common Stock is not listed on any national securities exchange or quoted in the NASDAQ System or the over-the-counter market, then as determined by the board of directors of the Company in good faith.

                  (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant (whether pursuant to Section 1(a) or 1(b)), certificates for the Shares so purchased shall be delivered to the Holder and, unless this Warrant has been fully exercised, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

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         2.       Stock Fully Paid; Reservation of Shares. All of the Shares
issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During such time as this Warrant remains outstanding, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

                  (b) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3), provision shall be made so that the Holder of this Warrant will thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company to which a holder of Common Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

                  (c) Merger. If at any time there shall occur (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale of all or substantially all of the assets of the Company (each, a "MERGER EVENT"), then as a part of such

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Merger Event and as a condition thereto, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if the Holder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of Shares purchasable) shall be applicable to the greatest extent possible.

                  (d) Notices. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Section 3 hereof, then, and in each such case, the Company, as soon as practicable, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each. Any written notice by the Company required or permitted hereunder shall be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder.

         4. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

         5.       Representations and Warranties by the Company.

                  (a) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to the Holder of the right to acquire Shares, have been duly authorized by all necessary corporate action on the part of the Company. The issuance of this Warrant does not contravene any law or governmental rule, regulation or order applicable to the Company, and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

                  (b) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, other than (i) the filing of notices pursuant to Regulation D under the Securities Act of 1933, as amended (the "ACT"), and any filing required by applicable state securities law, which filings shall be made by the time required thereby, and (ii) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         6. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

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                  (a)      This Warrant and the shares of Common Stock issuable
hereunder (the "SECURITIES") are being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, and the Holder has no present intention of selling or engaging in any public distribution thereof pursuant to a registration or exemption.

                  (b) The Holder understands that the Securities have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

                  (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities and of protecting its interests in connection therewith.

                  (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

         7. Rights of Stockholders. Nothing contained herein shall confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued.

         8.       Miscellaneous.

                  (a) This Warrant shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to principles of conflict of laws.

                  (b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                  (c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors in interest of the Company or the Holder.

                  (d) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  (e) The Company shall not, by amendment of its certificate of incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or

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performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                  (f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

                  (g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

                  (h) This Warrant may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

                  (i) The Company acknowledges and agrees that the holder of this Warrant is entitled to certain "incidental" registration rights with respect to the Shares issuable upon exercise of this Warrant. The terms of such registration rights are contained in Section 4 of that certain Fourth Amended and Restated Investor Rights Agreement of even date herewith, by and among the Company and the other parties thereto.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the Company and the Holder has caused this
Warrant to be signed by its duly authorized officer.

         Issued this 11 day of September, 2003.

                                    MEMORY PHARMACEUTICALS CORP.

                                    By: /s/ Tony Scullion
                                        -----------------------------------
                                        Name: Tony Scullion
                                        Title: CEO

                                    HOFFMANN-LA ROCHE INC.

                                    By: /s/ Frederick C. Kentz III
                                        -----------------------------------
                                        Name: Frederick C. Kentz III
                                        Title: Vice President & Secretary

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                                    EXHIBIT A
                               NOTICE OF EXERCISE

TO:      Memory Pharmaceuticals Corp.
         Attention: President

Alternatives: Choose either 1(a) or 1(b).

         1(a). The undersigned hereby elects to purchase _______________ (leave blank if you choose alternative No. 1(b) below) shares of Common Stock pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

         1(b). In lieu of exercising the attached Warrant for cash or check, the undersigned hereby elects to effect the net issuance provision of Section 1(b) of this Warrant and receive ____________ (leave blank if you choose Alternative No. 1(a) above) shares of Common Stock pursuant to the terms of this Warrant. (Initial here if the undersigned elects this alternative).______________.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                   ___________________________________________
                                     (Name)

                   ___________________________________________

                   ___________________________________________
                                    (Address)

         3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares except pursuant to a registration or exemption, and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof.

                                           By: _________________________________

                                           Name: _______________________________
                                                          (please print)

                                           Title: ______________________________

                                           Date: _______________________________